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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan, in the Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 2 on Form S-8 to Form S-4 and in the Registration Statement (Form S-8 No. 333-48002) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of PolyOne Corporation, PolyOne Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PolyOne Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

                                                           /s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 14, 2006